SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of report (Date of earliest event reported): October 28, 1997



                              IVI Publishing, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


         0-22212                                             41-1686038
(Commission File Number)                 (I.R.S. Employer Identification Number)


                             7500 Flying Cloud Drive
                          Eden Prairie, Minnesota 55344
               (Address of Principal Executive Offices) (Zip Code)


                                  612-996-6000
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

On October 28, 1997 and October 30, 1997, respectively, the Convertible Subordinated Debentures and the Convertible Redeemable Preferred Stock of IVI Publishing, Inc. (the "Company") were converted to common stock at a rate of $2.00 per share, resulting in the issuance of 2,750,000 shares of common stock. The following table sets forth (i) the actual capitalization of the Company as of September 30, 1997 and (ii) the pro forma impact of the conversion of the Convertible Subordinated Debentures and the Convertible Redeemable Preferred Stock.

                                                                  September 30, 1997
                                                            ----------------------------
                                                               Actual        Pro Forma
                                                            ------------    ------------
Assets                                                       (Unaudited)
Current assets:
      Cash and cash equivalents                             $  2,788,000    $  2,788,000
      Accounts receivable, net                                   437,000         437,000
      Inventory                                                  301,000         301,000
      Other current assets                                       417,000         417,000
                                                            ------------    ------------
Total current assets                                           3,943,000       3,943,000

Furniture and equipment                                        6,663,000       6,663,000
Less allowances for depreciation                              (4,399,000)     (4,399,000)
                                                            ------------    ------------
                                                               2,264,000       2,264,000

Other non-current assets                                         738,000         738,000
                                                            ------------    ------------
Total assets                                                $  6,945,000    $  6,945,000
                                                            ============    ============

Liabilities and Shareholders' Equity Current liabilities:
      Accounts payable                                      $  3,443,000    $  3,443,000
      Other accrued expenses                                     333,000         333,000
                                                            ------------    ------------
Total current liabilities                                      3,776,000       3,776,000

Convertible subordinated debentures                         $  3,500,000            $-0-
Convertible redeemable preferred stock                         1,944,000             -0-

Shareholders' equity:
Common Stock, $.01 par value:
    Issued and outstanding shares - 7,348,000 at
    September 30, 1997 actual; 10,098,000 at
    September 30, 1997 pro forma                                  73,000         101,000
Additional paid-in capital                                    70,834,000      76,250,000
Accumulated deficit                                          (73,182,000)    (73,182,000)
                                                            ------------    ------------
     Total shareholders' (deficit) equity                     (2,275,000)      3,169,000
                                                            ------------    ------------
Total liabilities and shareholders' (deficit) equity        $  6,945,000    $  6,945,000
                                                            ============    ============

Under the terms of the conversion agreements, the Company issued additional securities to the Convertible Subordinated Debenture holders and the Convertible Redeemable Preferred shareholder. The Company must book an expense in the fourth quarter for the fair market value of the additional securities issued upon the conversion of the Convertible Subordinated Debentures; however, there will be no impact on the Company's cash or on the total capitalization of the Company since the offset of this expense will increase additional paid-in capital. The Company is currently working to determine the fair market value of these additional shares issued in the conversion. The impact of this transaction will be reflected in the Company's year-end financial statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 19, 1997
                                    IVI PUBLISHING, INC.


                                    By /s/ Charles A. Nickoloff
                                    Charles A. Nickoloff, Vice President and
                                       Acting Chief Financial Officer